As filed with the Securities and Exchange Commission on February 1, 2008
     Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
MIDDLEBROOK PHARMACEUTICALS, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation or Organization)	52-2208264 (I.R.S. Employee Identification No.)
20425 Seneca Meadows Parkway
Germantown, Maryland 20876
(301) 944-6600
(Address, Including Zip Code, and Telephone Number
Including Area Code, of Registrant’s Principal Executive Offices)
Edward M. Rudnic, Ph.D.
President and Chief Executive Officer
MiddleBrook Pharmaceuticals, Inc.
20425 Seneca Meadows Parkway
Germantown, Maryland 20876
(301) 944-6600
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)
Copies To:
Frederick W. Kanner, Esq.
Dewey & LeBoeuf LLP
1301 Avenue of the Americas
New York, New York 10019
(212) 259-8000
     Approximate Date of Proposed Sale to the Public: From time to time after this registration statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered	Registered (1)	Price per Share(2)	Offering Price(2)	Fee
Common Stock, $.01 par value	12,250,002 shares	$2.97	$36,382,506	$1,430

(1)	Includes 3,500,001 shares issuable upon exercise of warrants. Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2)	Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, the registration fee has been calculated based upon the average of the high and low sales prices as reported on the Nasdaq Global Market on January 28, 2008 of $3.23 and $2.70, respectively.
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting under said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders named in this prospectus are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED FEBRUARY 1, 2008
MIDDLEBROOK PHARMACEUTICALS, INC.
12,250,002 Shares of Common Stock
     This prospectus relates to the public offering, from time to time, of up to an aggregate of 12,250,002 shares of common stock, par value $.01 per share, of MiddleBrook Pharmaceuticals, Inc., by selling stockholders or their pledgees, transferees or other successors in interest. The 12,250,002 shares of common stock consist of 8,750,001 shares of our common stock currently held by the selling stockholders and 3,500,001 shares of our common stock issuable to the selling stockholders upon the exercise of warrants. We will not receive any of the proceeds from the sale of these shares of common stock.
     Our common stock is traded on the Nasdaq Global Market under the symbol “MBRK.” On January 31, 2008 the closing price of one share of our common stock was $3.11.
     Investing in our common stock involves significant risks. See “Risk Factors” on Page 2.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is February  , 2008

FORWARD-LOOKING STATEMENTS
     This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Securities Act of 1933, as amended (the “Securities Act”), that involve risks and uncertainties. In some cases, forward-looking statements are identified by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may” and similar expressions. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or the incorporated document, as the case may be. All of these forward-looking statements are based on information available to us at the time of this prospectus or the incorporated document, as the case may be, and we assume no obligation to update any of these statements. Actual results could differ from those projected in these forward-looking statements as a result of many factors, including those identified by reference in the sections titled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere contained in our Annual Report on Form 10-K for the year ended December 31, 2006, as updated by our Quarterly Reports on Form 10-Q and in the documents filed by us with the SEC after the date of this prospectus and incorporated by reference herein. We urge you to review and consider the various disclosures made by us in this prospectus, and those detailed from time to time in our filings with the Securities and Exchange Commission (the “SEC”), that attempt to advise you of the risks and factors that may affect our future results.

     MiddleBrook, MiddleBrook Pharmaceuticals, Inc., PULSYS, MOXATAG and Keflex are trademarks and trade names of MiddleBrook Pharmaceuticals, Inc. All other trademarks, trade names or service marks appearing in this prospectus and the incorporated documents are the property of their respective owners.

SUMMARY
     This summary highlights information about MiddleBrook Pharmaceuticals, Inc. Because this is a summary, it does not contain all the information you should consider before investing in our common stock. You should read carefully this entire prospectus and the documents that we incorporate by reference. As used in this prospectus, references to “we,” “us,” “our,” “MiddleBrook” or “our Company” and similar terms mean MiddleBrook Pharmaceuticals, Inc.
MiddleBrook Pharmaceuticals, Inc.
     We are a pharmaceutical company focused on developing and commercializing anti-infective drug products that fulfill unmet medical needs in the treatment of infectious disease. We are developing a portfolio of drugs based on the novel biological finding that bacteria exposed to antibiotics in front-loaded, sequential bursts, or pulses, are killed more efficiently than those exposed to standard antibiotic treatment regimens. We currently have 26 issued U.S. patents and two issued foreign patents covering our proprietary once-a-day pulsatile delivery technology called PULSYS. We have initially focused on developing PULSYS product candidates utilizing approved and marketed drugs that no longer have patent protection or that have patents expiring in the next several years. Our lead pulsatile product, based on the antibiotic amoxicillin, has received approval for marketing under the trade name MOXATAG™ (amoxicillin extended-release tablets), and our Keflex PULSYS product candidate, based on the antibiotic cephalexin, is currently under evaluation in Phase I clinical trials. Our New Drug Application (NDA) for MOXATAG for adults and pediatric patients 12 years and older with pharyngitis and/or tonsillitis was approved for marketing by the U.S. Food and Drug Administration (FDA) on January 23, 2008. We also have a number of additional pulsatile product candidates in preclinical development, although further development of these candidates will only occur if we secure additional capital resources. We acquired the U.S. rights to Keflex (cephalexin) from Eli Lilly in 2004. We currently sell our line of Keflex products to wholesalers in capsule form, and have received FDA approval for two additional Keflex strengths — 333 mg capsules and 750 mg capsules. We have focused our commercialization initiatives solely on the Keflex 750 mg capsules. In support of the launch of the Keflex 750 mg capsules in 2006, and in anticipation of our first potential pulsatile product, Amoxicillin PULSYS, we entered into an agreement with a contract sales organization and currently deploy approximately 30 contract sales representatives across the United States. We have also entered into agreements with third-party contract manufacturers for the commercial supply of our products. In March 2007, we announced that we are evaluating various strategic alternatives to further enhance shareholder value and have retained an investment banking firm to assist us in this regard. Strategic alternatives we may pursue could include, but are not limited to, continued execution of our operating plan, licensing or development arrangements, the sale of some or all of our company’s assets, partnering or other collaboration agreements, or a merger or other strategic transaction. In November 2007, we sold certain assets related to our Keflex business to affiliates of the selling stockholders, but retained the rights to continue to operate the Keflex business as well as to repurchase those assets by acquiring the stock of such affiliates at a future date.
     We were incorporated in Delaware in December 1999 and commenced operations in January 2000. In June 2007, we changed our name from Advancis Pharmaceutical Corporation to MiddleBrook Pharmaceuticals, Inc. Our principal executive offices are located at 20425 Seneca Meadows Parkway, Germantown, Maryland 20876. Our telephone number is (301) 944-6600 . Our website is www.middlebrookpharma.com. Information contained on our website is not part of, and is not incorporated into, this prospectus. Our filings with the SEC are available without charge on our website as soon as reasonably practicable after filing.

RISK FACTORS
     An investment in our common stock involves significant risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated herein by reference from our Annual Report on Form 10-K for the year ended December 31, 2006, and as further updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein. Any of these risks could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the price of our common stock and the value of your investment in us.
USE OF PROCEEDS
     We will not receive any proceeds from the sale by the selling stockholders of the shares of common stock offered by this prospectus. We will pay all expenses of the registration and sale of the shares of common stock, other than selling commissions and fees, stock transfer taxes and fees and expenses, if any, of counsel or other advisors to the selling stockholders. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions.
SELLING STOCKHOLDERS
     On January 24, 2008, we entered into a securities purchase agreement for the private placement of 8,750,001 shares of common stock and warrants to acquire up to 3,500,001 additional shares of common stock. This prospectus covers the offer and sale by the selling stockholders of up to the total number of shares of common stock issued and issuable to the selling stockholders in connection with the private placement. The private placement transaction was exempt from the registration requirements of the Securities Act, in reliance upon Section 4(2) of the Securities Act and Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering. The shares and warrants in the private placement transaction were offered and sold only to “accredited investors,” as defined in Regulation D under the Securities Act who represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. In satisfaction of our obligations under a registration rights agreement we entered into with the selling stockholders in connection with the private placement, this prospectus registers the resale of 12,250,002 shares of our common stock, representing the 8,750,001 shares of our common stock and the 3,500,001 shares of our common stock underlying the warrants acquired by the selling stockholders in the private placement. We have agreed to keep the registration statement effective until such date that is the earlier of (i) the date as of which all of the shares of common stock are eligible to be sold without any restrictions as to holding period and volume limitations pursuant to Rule 144 (or any successor rule thereto) under the Securities Act or (ii) the date when all of the shares of common stock offered hereby are sold. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”
     Except as set forth herein, the selling stockholders have not had any position, office or material relationship with us within the past three years.
     Because the selling stockholders may sell all, some or none of the shares of common stock beneficially owned by them, we cannot estimate the number of shares of common stock that will be beneficially owned by the selling stockholders after this offering. The column showing number of shares owned after the offering assumes that the selling stockholders will sell all of the securities offered by this prospectus. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which they provided the information, all or a portion of the shares of common stock beneficially owned by them in transactions exempt from the registration requirements of the Securities Act. See “Plan of Distribution.”
     Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to shares, subject to community property laws where applicable. In calculating the shares beneficially owned by each selling stockholder prior to and after the offering, we have based our calculations on the number of shares of common stock deemed outstanding as of December 31, 2007.
     Information concerning the selling stockholders may change from time to time and any changed information will be set forth in supplements to this prospectus if and when necessary.

     The following table shows information, as of January 24, 2008, with respect to the selling stockholders and the shares of our common stock, which they beneficially own, that may be offered under this prospectus. The information is based on information provided by or on behalf of the selling stockholders.

	Number of
	Shares of	Maximum
	Common	Number of	Shares Beneficially
	Stock and	Shares to be	Owned After Offering
	Warrants	Sold Pursuant	Number of
	Owned Prior	to this	Shares and	Percentage
Name of Selling Stockholder	to the Offering	Prospectus	Warrants	of Class
Boxer Capital LLC (1)	1,908,334	1,458,334	450,000	*
Capital Ventures International (2)	583,334	583,334	—	*
Cranshire Capital, LP (3)	437,500	437,500	—	*
Deerfield International Limited (4)	752,500	752,500	—	*
Deerfield Partners, LP (5)	414,166	414,166	—	*
GCA Strategic Investment Fund Limited (6)	583,334	583,334	—	*
Highbridge International LLC (7)	1,400,000	1,400,000	—	*
Hudson Bay Fund, LP (8)	443,332	443,332	—	*
Hudson Bay Overseas Fund, LTD (9)	723,334	723,334	—	*
RA Capital Biotech Fund, LP (10)	3,992,547	2,216,638	1,775,909	3.8%
RA Capital Biotech Fund II, LP (11)	52,587	29,196	23,391	*
Tang Capital Partners, LP (12)	6,533,334	3,208,334	3,325,000	6.9%

Total	17,824,302	12,250,002	5,574,300	10.7%

*	Represents less than 1% of the total.

(1)	Includes 1,041,667 shares of common stock and 416,667 shares of common stock underlying warrants issued in the January 24, 2008 offering. Such warrants become exercisable on July 28, 2008. This amount also includes 450,000 shares of common stock underlying warrants issued in previous financings. Boxer Asset Management, a Bahamian corporation, is the managing member of Boxer Capital LLC and has delegated voting and investment control over these securities to Shehan Dissanayake.

(2)	Includes 416,667 shares of common stock and 166,667 shares of common stock underlying warrants issued in the January 24, 2008 offering. Such warrants become exercisable on July 28, 2008. Heights Capital Management, Inc., the authorized agent of Capital Ventures International, has discretionary authority to vote and dispose of these securities. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc. may also be deemed to have investment discretion and voting power over these securities. Mr. Kobinger disclaims any such beneficial ownership of the shares.

(3)	Includes 312,500 shares of common stock and 125,000 shares of common stock underlying warrants issued in the January 24, 2008 offering. Such warrants become exercisable on July 28, 2008. Mitchell P. Kopin, President of Downsview Capital, Inc., the General Partner of Cranshire Capital, L.P., is the control person who has voting and investment power over these securities.

(4)	Includes 537,500 shares of common stock and 215,000 shares of common stock underlying warrants issued in the January 24, 2008 offering. Such warrants become exercisable on July 28, 2008. James E. Flynn is the General Partner of Deerfield Management, L.P. who is the investment advisor of Deerfield International Limited. Mr. Flynn has dispositive and voting power over the shares owned by these funds. Mr. Flynn also has voting and dispositive power over 1,135,104 shares of common stock and 656,537 shares of common stock underlying warrants held by Deerfield Special Situation Fund, LP; 2,080,532 shares of common stock and 1,230,963 shares of common stock underlying warrants held by Deerfield Special Situations Fund International Limited; 612,800 shares of common stock underlying warrants held by Deerfield Private Design Fund, L.P.; and 987,200 shares of common stock underlying warrants held by Deerfield Private Design International L.P. Mr. Flynn disclaims beneficial ownership of the securities held by any of these funds except to the extent of his pecuniary interest therein.

(5)	Includes 295,833 shares of common stock and 118,333 shares of common stock underlying warrants issued in the January 24, 2008 offering. Such warrants become exercisable on July 28, 2008. James E. Flynn is the General Partner of Deerfield Capital who is the General Partner of Deerfield Partners, LP. Mr. Flynn has dispositive and voting power over the shares owned by these funds. Mr. Flynn also has voting and dispositive power over 1,135,104 shares of common stock and 656,537 shares of common stock underlying warrants held by Deerfield Special Situation Fund, LP; 2,080,532 shares of common stock and 1,230,963 shares of common stock underlying warrants held by Deerfield Special Situations Fund International Limited; 612,800 shares of common stock underlying warrants held by Deerfield Private Design Fund, L.P.; and 987,200 shares of common stock underlying warrants held by Deerfield Private Design International L.P. Mr. Flynn disclaims beneficial ownership of the securities held by any of these funds except to the extent of his pecuniary interest therein.

(6)	Includes 416,667 shares of common stock and 166,667 shares of common stock underlying warrants issued in the January 24, 2008 offering. Such warrants become exercisable on July 28, 2008. Lewis N. Lester, Director of GCA Strategic Investment Fund Limited, is the control person who has voting and investment power over these securities.

(7)	Includes 1,000,000 shares of common stock and 400,000 shares of common stock underlying warrants issued in the January 24, 2008 offering. Such warrants become exercisable on July 28, 2008. Highbridge Capital Management, LLC, or Highbridge Capital, is the trading manager of Highbridge International LLC, or Highbridge International, and has voting control and investment discretion over the securities held by Highbridge International. Glenn Dubin and Henry Swieca control Highbridge Capital and have voting control and investment discretion over the securities held by Highbridge International. Highbridge International, through its wholly owned subsidiary, Smithfield Fidicuciary LLC, owns 87,939 shares of common stock underlying warrants that were previously issued. Each of Highbridge Capital, Glenn Dubin and Henry Swieca disclaims beneficial ownership of the securities held by Highbridge International.

(8)	Includes 316,666 shares of common stock and 126,666 shares of common stock underlying warrants issued in the January 24, 2008 offering. Such warrants become exercisable on July 28, 2008. Sander Gerber, Yoav Roth and John Doscas share voting control and investment discretion over securities held by Hudson Bay Fund, LP. Messrs. Gerber, Roth and Doscas disclaim beneficial ownership of these securities.

(9)	Includes 516,667 shares of common stock and 206,667 shares of common stock underlying warrants issued in the January 24, 2008 offering. Such warrants become exercisable on July 28, 2008. Sander Gerber, Yoav Roth and John Doscas share voting control and investment discretion over securities held by Hudson Bay Overseas Fund, LTD. Messrs. Gerber, Roth and Doscas disclaim beneficial ownership of these securities.

(10)	Includes 1,583,313 shares of common stock and 633,325 shares of common stock underlying warrants issued in the January 24, 2008 offering. Such warrants become exercisable on July 28, 2008. This amount also includes 1,775,909 shares of common stock acquired prior to the January 24, 2008 offering. Peter Kolchinsky and Richard Aldrich are the Managers of RA Capital Management, LLC, which serves as the General Partner of RA Capital Biotech Fund, L.P. Each of Mr. Kolchinsky and Mr. Aldrich, by virtue of his role as Manager of the General Partner, has voting and investment authority with respect to such shares.

(11)	Includes 20,854 shares of common stock and 8,342 shares of common stock underlying warrants issued in the January 24, 2008 offering. Such warrants become exercisable on July 28, 2008. This amount also includes 23,391 shares of common stock acquired prior to the January 24, 2008 offering. Peter Kolchinsky and Richard Aldrich are the Managers of RA Capital Management, LLC, which serves as the General Partner of RA Capital Biotech Fund II, L.P. Each of Mr. Kolchinsky and Mr. Aldrich, by virtue of his role as Manager of the General Partner, has voting and investment authority with respect to such shares.

(12)	Includes 2,291,667 shares of common stock and 916,667 shares of common stock underlying warrants issued in the January 24, 2008 offering. Such warrants become exercisable on July 28, 2008. This amount also includes 1,900,000 shares of common stock and 1,425,000 shares of common stock underlying warrants issued in a previous financing. Kevin C. Tang is the sole manager of Tang Capital Management, LLC, which is the general partner of Tang Capital Partners, LP. Mr. Tang disclaims beneficial ownership of the securities except to the extent of his pecuniary interest therein.

PLAN OF DISTRIBUTION
     We are registering the previously issued 8,750,001 shares of our common stock and 3,500,001 shares of our common stock issuable upon the exercise of warrants to permit the resale of these shares of our common stock by the selling stockholders from time to time after the date of this prospectus. We are registering the common stock to fulfill our obligations under a registration rights agreement with the selling stockholders. The registration of the common stock does not necessarily mean that any of the shares will be offered or sold by the selling stockholders under this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock.
     The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
     The selling stockholders may also sell shares under Rule 144 under the Securities Act or pursuant to another exemption from registration under the Securities Act, if available, rather than under this prospectus.
     The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.
     Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the relevant selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.
     The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances in which the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus. If required, we will file a supplement to this prospectus or an amendment to the registration statement, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.
     The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
     We will pay all expenses of the registration and sale of the shares of common stock, other than selling commissions and fees, stock transfer taxes and fees and expenses, if any, of counsel or other advisors to the selling stockholders. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
     The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with an underwriter or a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

     The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock pursuant to this prospectus and activities of the selling stockholders.
     The registration rights agreement permits us to suspend the use of this prospectus in connection with sales of the shares of our common stock offered under this prospectus by holders during periods of time under certain circumstances relating to pending corporate developments and public filings with the SEC and similar events.
LEGAL MATTERS
     The validity of the shares of common stock offered under this prospectus will be passed upon for us by Dewey & LeBoeuf LLP, New York, New York.
EXPERTS
     The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2006 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
     We are filing this prospectus as part of a registration statement on Form S-3 with the SEC under the Securities Act. This prospectus does not contain all of the information contained in the registration statement, certain portions of which have been omitted under the rules of the SEC. We also file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. The Exchange Act file number for our SEC filings is 000-50414. You may read and copy the registration statement and any other document we file at the SEC’s public reference room located at:
100 F Street, N.E.
Washington, D.C. 20549
     You may obtain information on the SEC’s public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330 . We file information electronically with the SEC and these filings are available from the SEC’s Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically. Our shares of common stock are listed on The Nasdaq Global Market under the symbol “MBRK.” You may read and copy our SEC filings and other information at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006. Information about us, including our SEC filings, is also available on our website at http://www.middlebrookpharma.com; however, that information is not a part of this prospectus or any accompanying prospectus supplement.
INCORPORATION BY REFERENCE
     The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus and any prospectus supplement, and the information that we file at a later date with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below as well as any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any information that is not deemed filed under the Exchange Act):
•	Our Annual Report on Form 10-K for the year ended December 31, 2006, filed on March 26, 2007, including information incorporated by reference from our Definitive Proxy Statement on Schedule 14A for our annual meeting of stockholders filed on April 27, 2007.

Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007 filed with the SEC on May 11, 2007, August 10, 2007 and November 14, 2007, respectively.

•	Our Current Reports on Form 8-K filed on April 13, 2007, May 22, 2007, June 28, 2007, August 20, 2007, November 13, 2007, November 26, 2007, December 4, 2007 and January 30, 2008.

•	The description of our common stock which is contained in the Company’s registration statement on Form S-1 (File No. 333-107599), as amended.
     We will provide a copy of the documents we incorporate by reference upon request, at no cost, to any person who receives this prospectus. You may request a copy of these filings, by writing or telephoning us at the following:
MiddleBrook Pharmaceuticals, Inc.
20425 Seneca Meadows Parkway
Germantown, Maryland 20876
Attention: Robert C. Low
(301) 944-6600
     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. Neither we nor the selling stockholders are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or document incorporated by reference is accurate as of any date other than the date on the front of the relevant document.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
     The following table sets forth the various expenses to be incurred in connection with the registration of the securities being registered hereby, all of which will be borne by MiddleBrook Pharmaceuticals, Inc. All of the amounts shown are estimated except the SEC registration fee.

SEC Registration fee	$1,430
Printing fee	5,000
Accounting fees and expense	5,000
Legal fees and expenses	10,000
Miscellaneous	3,570

Total	$25,000

Item 15. Indemnification of Directors and Officers.
     Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit, or proceeding, provided the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A similar standard of care is applicable in the case of actions by or in the right of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action was brought determines that, despite the adjudication of liability but in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses that the Delaware Court of Chancery or other court shall deem proper.
     Our certificate of incorporation and bylaws provide that we will indemnify and advance expenses to our directors, officers and employees to the fullest extent permitted by Delaware law in connection with any threatened, pending or completed action, suit or proceeding to which such person was or is a party or is threatened to be made a party by reason of the fact that he or she is or was our director, officer or employee, or is or was serving at our request as a director, officer, employee or agent of another corporation or enterprise. We have entered into indemnification agreements with each of our directors and executive officers that provide them with rights to indemnification and expense advancement to the fullest extent permitted under the Delaware General Corporation Law.
     We have purchased directors’ and officers’ liability insurance to insure our directors and officers against liability for actions or omissions occurring in their capacity as a director or officer, subject to certain exclusions and limitations.
Item 16. Exhibits.
     A list of exhibits filed herewith is contained in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.

Item 17. Undertakings.
     (a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d) That, for the purpose of determining liability under the Securities Act to any purchaser:
     (1) If the registrant is relying on Rule 430B:
     (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
     (2) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Germantown, State of Maryland, on February 1, 2008.

MIDDLEBROOK PHARMACEUTICALS, INC.
By:	/s/ Edward M. Rudnic, Ph.D.
Edward M. Rudnic, Ph.D.
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act this registration statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below hereby constitutes and appoints Edward M. Rudnic, Ph.D. and Robert C. Low, or either of them, as such person’s true and lawful attorney-in-fact and agent with full power and substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission, any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, including any registration statements or amendments thereto filed pursuant to Rule 462(b) under the Securities Act, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

Signatures	Title	Date
/s/ Edward M. Rudnic, Ph.D. Edward M. Rudnic, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	February 1, 2008

/s/ Robert C. Low Robert C. Low	Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	February 1, 2008

/s/ Gordon Douglas, Jr. R. Gordon Douglas, Jr., M.D.	Chairman of the Board	February 1, 2008

/s/ James H. Cavanaugh, Ph.D. James H. Cavanaugh, Ph.D.	Director	February 1, 2008

/s/ Richard W. Dugan Richard W. Dugan	Director	February 1, 2008

/s/ Wayne T. Hockmeyer, Ph.D. Wayne T. Hockmeyer, Ph.D.	Director	February 1, 2008

/s/ Martin A. Vogelbaum Martin A. Vogelbaum	Director	February 1, 2008

/s/ Harold R. Werner Harold R. Werner	Director	February 1, 2008

EXHIBIT INDEX

Number	Description
3.1*	Sixth Restated Certificate of Incorporation
3.2*	Amended and Restated Bylaws
4.1*	Specimen stock certificate
4.2	Form of Registration Rights Agreement(1)
4.3	Form of Common Stock Warrant(2)
5.1	Opinion of Dewey & LeBoeuf LLP
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm
23.4	Consent of Dewey & LeBoeuf LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included in the signature page hereto)

*	Incorporated by reference to our Registration Statement on Form S-1 (File No. 333-107599).

(1)	Filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed January 30, 2008.

(2)	Filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed January 30, 2008.